Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-198310, 333-174837, 333-171092, 333-166181, 333-166180, 333-147566, 333-107546, 333-100629, 333-61272, 333-51792, 333-42376, 333-73061, 333-66397, 333-45795, 333-45791 and 333-45789 on Form S-8, in Registration No. 333-171134 on Form S-1 as amended by Post-Effective Amendment No. 2 on Form S-3, and in Registration Nos. 333-195702, 333-191506, 333-191050, 333-173576, 333-90864, 333-62696 and 333-71915 on Form S-3 of our reports dated March 29, 2012, March 19, 2013 as to the effects of restatements discussed in Note 1, March 31, 2014 as to the effects of discontinued operations discussed in Note 2 and September 2, 2014 as to the effects of change in segments discussed in Note 1 and 12, relating to the consolidated financial statements and financial statement schedule of Identive Group, Inc. and subsidiaries (the “Company”) as of December 31, 2011 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft

Munich, Germany

September 2, 2014